Exhibit 16.1

July 1, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen,

We have read the statements made by NexPoint Diversified Real Estate Trust under Section 4.01 of its Form 8-K to be filed on July 1, 2022, and we agree with the statements concerning our firm.

Very truly yours,

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.